Exhibit 10.7.9

AMENDMENT NO. 7

TO

ADMINISTRATIVE AND INVESTMENT SERVICES AGREEMENT

between

State Street Bank and Trust Company

and the

ABA Retirement Funds

WHEREAS, State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), and the ABA Retirement Funds (formerly called the “American Bar Retirement Association”), an Illinois not-for-profit corporation (“ARF”) have heretofore entered into an Administrative and Investment Services Agreement (As Amended and Restated), dated November 18, 2002, as amended (the “AISA Agreement”);

WHEREAS, Section 16.07 of the AISA Agreement provides that it can be amended by written agreement between State Street and ARF; and

WHEREAS, State Street and ARF desire to amend the AISA Agreement to provide for changes in fees payable to State Street related to (i) the offering of additional index funds under the Program, (ii) the trust, management and administration fee and (iii) fees for investment management services relating to the index portions of certain Funds.

NOW, THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration the receipt of which is hereby acknowledged, effective February 2, 2009 unless otherwise stated, State Street and ARF hereby agree as follows:

1. The first sentence of Section 13.01 is amended in its entirety to read as follows:

“State Street shall be compensated under the Program by payment of the program expense fee, the trust, management and administration fee, investment management fees related to index funds and the index portions of other relevant Funds (the “Index Management Fee”) and a retirement date funds management fee in accordance with the terms contained in Appendix C hereto.”

2. The third sentence of Section 13.01 is amended in its entirety to read as follows:

“The trust management and administration fee shall be in consideration of Trustee Services (not including any services performed by CitiStreet) other than management of (i) the index funds and the index portions of other relevant Funds and (ii) retirement date funds described in the Prospectus.”

3. Section 13.01 is further amended by adding the following sentence immediately after the third sentence thereof: “The Index Management Fee shall be in consideration of State Street’s investment management services relating to the assets in the index funds and the indexed portions of the other relevant Funds.”

4. Appendix C is amended by substituting the following new schedule for the schedule contained in Section II (captioned “Trust, Management and Administration Fee”):

First $1.0 billion	.202%
Next $1.8 billion	.067%
Over $2.8 billion	.029%

5. Appendix C is further amended by adding the following new Section IV at the end thereof:

IV. Index Management Fee

For investment management services rendered to the index funds and indexed portion of the other relevant Funds which are listed below, State Street shall be entitled to receive with respect to the assets of the index fund or such indexed portion of such Funds an investment management fee, charged at the following annual rates, which will accrue on a daily basis and will be paid monthly from the relevant assets of the index fund or such other respective Funds:

Aggregate Value of Assets in the Index Fund	Rate
Bond Index Fund	.04%
Large-Cap Index Equity Fund	.02%
Index Equity Fund	.05%
Mid-Cap Index Equity Fund	.05%
Small-Cap Index Equity Fund	.05%
International Index Equity Fund	.10%

6. Appendix C is further amended by adding the following new paragraph (f) at the end of Section I thereof:

(f) A one-time additional program expense fee of $150,000 is expected to be charged to the Program on or about February 2, 2009. This fee is related to expenses incurred by State Street in connection with the establishment of five new Index Funds.

The investment management fees for the indexed portions of the Large-Cap Growth Equity Fund, the Large-Cap Value Equity Fund and the Small-Cap Equity Fund are at an annual rate of .05% of the relevant assets of such Funds.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers on this 23rd day of January, 2009.

STATE STREET BANK AND TRUST COMPANY

By:	/S/ NANCY E. GRADY

Title:	Senior Vice President

ABA RETIREMENT FUNDS

By:	/S/ SCARLETT UNGUREAN

Title:	Executive Director

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